Exhibit 99.1

Contacts:         David Wonderling                  Melissa Maughan
                  Motient Corporation               Hill and Knowlton
                  703-716-6375                      202-944-5138
                  david.wonderling@motient.com      mmaughan@hillandknowlton.com


               Motient Corporation and Rare Medium Group to Merge
               --------------------------------------------------

           Merger Will Combine Nation's Largest Wireless Data Network
                    With Premier Internet Solutions Provider
                    ----------------------------------------

RESTON, VA, AND NEW YORK, NY - May 14, 2001 - Motient Corporation (NASDAQ:MTNT) and Rare Medium Group (NASDAQ:RRRR) today announced the signing of a definitive merger agreement through which Motient will acquire 100 percent of Rare Medium Group using a combination of newly issued Motient stock, shares of XM Satellite Radio stock (NASDAQ: XMSR) owned by Motient and certain other consideration.

The merger will create a company that owns and operates the largest wireless data network in the United States, complemented by a broad range of wireless and e-Business solutions. These services will include strategic and technological consulting, web development, user experience and information architecture design, e-Commerce system integration, branding services, wireless application development and network integration, and integration of wireless services with corporate intranets. The company will continue to feature the industry leading eLinkSM and BlackBerryTM by Motient wireless email products.

The merged companies will operate as Motient Corporation, and will be headquartered in Reston, Virginia, with additional locations in Chicago, New York, Atlanta, Dallas, and California. Motient plans to have shared support functions for both the wireless network and e-Business solutions businesses, while operating each as a separate division. The combined company is expected to have service revenues in excess of $100 million, and will have substantial opportunity to develop joint product offerings that could stimulate growth across both businesses. The company's employee base will nearly double to almost 1,000 employees.

Under the terms of the agreement, which is subject to approval of both companies' shareholders, as well as normal regulatory and bank approvals, each share of Rare Medium's outstanding common stock will be exchanged for one-tenth

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of a share of a new class of Motient  preferred  stock.  Each whole share of the new preferred will have a liquidation preference of $20.00 and be convertible into 6.4 shares of Motient common stock. The preferred stock will have dividend and voting rights similar to the underlying common stock and will automatically convert into Motient common stock if such stock trades at $3.125 or above for a 10 day period.

The consideration for Rare Medium's existing preferred stock will include nine million of Motient's XM Satellite Radio shares, plus approximately $13 million in cash. Rare Medium's previously announced $25 million loan to Motient will be absorbed by the combined company upon closing of the transaction, which is expected to occur in the third quarter of 2001. At the closing of the transaction, Motient will repay approximately $34 million of its outstanding bank obligations.

In a joint statement issued by Glenn S. Meyers, Rare Medium Group chairman and CEO, and Walter V. Purnell, Jr., Motient president and CEO, they said, "We are very excited about the possibilities created by the merger of our two companies. The market for extension of Internet and corporate network applications across a robust nationwide wireless network is gaining momentum. The combination of Motient's nationwide wireless data network with the e-Business solutions resources of Rare Medium gives us the power to provide a compelling array of Internet solutions, and to leverage those solutions wirelessly for enterprise customers."

Purnell continued, "This combination also will help address our funding needs and allow us to provide a more robust combination of services. By leveraging some of Motient's XM Satellite Radio shares and Rare Medium's balance sheet, the combined company will be in a better position to finance the implementation of our business plan. As a result of the transaction, the company expects to be funded well into the first half of 2002, and expects to reach EBITDA breakeven around the same time frame."

Meyers added, "During the weeks leading up to closing we will be working on integration plans aimed at maximizing the market opportunity that will be created with the complementary skillsets of our employees. We will structure an efficient organization while optimizing our joint `go to market' strategy."

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The  transaction  was  unanimously  approved by the boards of  directors of both companies, including a special committee of the board of directors of Rare Medium which was formed to review the transaction on behalf of Rare Medium's common shareholders. Credit Suisse First Boston advised Rare Medium, while Motient was advised by J.P. Morgan Securities, Inc.

Call-In  Information
-------  -----------
The companies will conduct a conference call at 10:00 AM (EST), Tuesday, May 15, to discuss the transaction. To participate in the call, dial 1-888-850-2545 five to ten minutes prior to the scheduled time. The pass code is 459646.

Rare Medium's First Quarter Results
-----------------------------------
During and following the first quarter of 2001, Rare Medium has been exploring strategic alternatives, culminating in today's announcement. In conjunction with these efforts and in light of the challenging market conditions facing technology services companies generally, Rare Medium has rightsized its business. Rare Medium today reported revenue from its Internet Services business for the first quarter of $10.1 million. Revenue for the Internet Services business includes revenue from consolidated subsidiaries, which is eliminated in the consolidated financial statements. Consolidated revenue, net of intercompany eliminations, for the first quarter was $8.6 million. The net loss available to common shareholders was $(1.09) per share, which included non-cash dividends and accretion charges related to the Company's preferred securities of $(0.05) per share, depreciation and amortization charges of $(0.21) per share, and losses related to loss on investment in affiliates of $(0.17) per share. Also included in the first quarter loss was a restructuring charge of $(0.25) per share, which consisted primarily of provisions for closed facilities and related assets and severance.

About Motient
-------------
Motient (www.motient.com) owns and operates an integrated terrestrial / satellite network and provides a wide range of two-way mobile and Internet communications services principally to business-to-business customers and enterprises. The company provides eLink and BlackBerry by Motient two-way wireless email service to customers accessing email through corporate servers,

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Internet Service  Provider (ISP) and Mail Service  Provider (MSP) accounts,  and paging network suppliers. Motient serves a variety of markets including mobile professionals, telemetry, transportation, field service, and nationwide voice dispatch offering coverage to all 50 states, Puerto Rico, the U.S. Virgin Islands, and thousands of miles of U.S. coastal waters.

About Rare Medium Group
-----------------------
Rare Medium provides end-to-end Internet professional services including strategic, creative and technological consulting for e-Business initiatives; e-Commerce, on-line brand development and management; services related to Wireless and Broadband applications and the launch of on-line commerce trading exchanges.

                                      # # #

Caution Concerning Forward-Looking Statements
---------------------------------------------
This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the consummation and timing of the merger and expected future revenues, liquidity, products and growth opportunities of the combined company. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors, financial markets, the failure of the proposed transaction described above to be completed for any reason or the parties being unable to recognize the benefits of the transaction. More detailed information about those factors is contained in Motient's and Rare Medium's filings with the Securities and Exchange Commission, including Motient's registration statement on form S-3 (File No. 333-42014) and Motient's annual report on Form 10K for the year ended December 31, 2000.

Motient and Rare Medium will be filing a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. Investors will be able to obtain the documents free of charge at the SEC's website (www.sec.gov). In addition, documents filed with the SEC by Motient or Rare Medium with respect to the proposed transaction may be obtained free of charge by contacting Rare Medium Group, Inc., 565 Fifth Avenue, New York, New York 10017, Attention:
Investor Relations (tel.: 212-883-6940) or Motient Corporation, 10802 Parkridge Blvd, Reston, VA, 20191. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.

Rare Medium and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Rare Medium stockholders. The directors and executive officers of Rare Medium include: Glenn Meyers, Andrew Africk, Jeffrey Killeen, Michael Gross, Marc Rowan, William Stasior, Craig Chesser, Michael Hultberg and Robert Lewis. Collectively, as of April 17, 2001, the beneficial ownership of the directors and executive officers of Rare Medium, was approximately 45%, including 39,932,019 shares held by affiliates of Apollo Management, L.P.,representing approximately 44% beneficial ownership. The shares held by affiliates of Apollo Management, L.P., include 12,709,499 shares of

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common stock and 27,222,520  share issuable upon  conversion of preferred  stock and exercise of warrants. Stockholders may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus when it becomes available.

Motient  and  its  directors  and  executive   officers  may  be  deemed  to  be
participants in the solicitation of proxies from Motient stockholders. The directors and executive officers of Motient include: Gary Parsons, Walter Purnell, Jack Shaw, Billy Parrott, Andrew Quartner, Jonelle St. John, W. Bartlett Snell, Randy Segal, and Dennis Matheson. Collectively, as of April 30, 2001, the directors and executive officers of Motient beneficially owned approximately 2.65% of the outstanding shares of the company's common stock. Stockholders may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus when it becomes available.